CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated December 20, 2004 and to all references to our firm included in or made a part of this Post-Effective Amendment No. 15  to Choice Funds Trust’s Registration Statement on Form N-1A (file No.333-83419), including the reference to our firm on the back cover of the Prospectus, the reference to our firm under the heading “Financial Highlights” in the Prospectus and the reference to our firm under the heading “Independent Accountants” in the Statement of Additional Information.

Cohen McCurdy, Ltd.

Westlake, Ohio

January 21, 2005